UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary proxy statement

[ ]    Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ]    Definitive proxy statement

[X]   Definitive additional materials

[ ]    Soliciting material under Rule 14a-12

THE HARTFORD MUTUAL FUNDS II, INC.

(Name of Registrants as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required

[ ]  Fee paid previously with preliminary materials

[ ]  Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

PROXY VOTING CAMPAIGN REBUTTALS	For Internal Distribution Only--Revised 7-21-2023

REASON FOR CALL/IMPORTANCE OF VOTING

“WHAT’s the purpose of your call?”

Our purpose is to inform you of the upcoming (investor term) meeting and offer you the convenience of voting by phone.

“Not Interested/Why Do I Need To Vote?”

We want to ensure that your shares are represented at the upcoming (investor term) meeting. If there is a lack of participation, the meeting might be delayed or adjourned which may create additional solicitation costs. The Board has (Inform of Board’s Recommendation).

EXIT “I DON’T WANT to vote.”

I understand you don’t wish to vote at this time, please remember your vote is very important and your time is appreciated. Have a good (morning, afternoon, evening).

WILL OR ALREADY VOTED

“I already sent the proxy card in” or “I VOTED ALREADY.”

Currently our system does not show your vote as being recorded. To ensure your vote is received in time for the meeting, I can reconfirm your vote so that it will be recorded immediately and you will receive a written confirmation of your vote. As you know, the Board has (Inform of Board’s Recommendation).

“I Will Vote Later”

Do you have your proxy card in your possession; the proxy card contains a control number that you will need to cast your vote over the internet. I can record your vote immediately so that it is accounted for at the meeting. The Board has (Inform of Board’s Recommendation).

ALL ACCOUNTS

“How many accounts do I have or I only have 1 account”

Currently my system shows account(s), but depending on how the account(s) (is / are) registered, all accounts may not be grouped together. (REPEAT ALL ACCOUNTS STATEMENT IF NECCESARY)

DISCREPANCIES DURING CONFIRMATION

Shareholder does not wish to confirm address during confirmation:

If you would like, I can state what I have on file if you could confirm? Is that ok? (Pause for response) (If consents) Our records show an address at (state street address on file). Is that correct?

Shareholder states a different address during confirmation:

Our records indicate a different address. Is it possible the account has been registered at a different address?

S/h neglects to state middle initial/name suffix/street direction/apartment during confirmation.

Our records also show a (middle initial/name suffix/street direction/apartment). Can you please confirm that as well?

Wrong Number (“no one by that name lives here”):

I apologize, is this not (Street Name) in (City, State)? (If Confirmed As Incorrect) We must have the wrong number. Thank You.

SKEPTICAL SHAREHOLDER/NO SOLICITATION CALLS/DON’T NEED CONFIRMATION

“Why are you calling me for a proxy vote”?

We understand that many (investor term) don’t have the time to review the proxy material and cast their votes by mail. Therefore, we are calling to offer you the convenience of voting by phone. The Board has (Inform of Board’s Recommendation).

“I’m not interested in buying anything.” or “We don’t talk to telemarketers.”

This is not a sales call (sir / ma’am). We’re only calling to advise you of the upcoming (Name of Company) (investor term) meeting and offer you the convenience of voting over the phone.

“Already Sold These Shares” (refer to Fact Sheet for record date)

I understand (sir / ma’am). However, based on the record date you are still eligible to take part in the upcoming (investor term) meeting. The Board has (Inform of Board’s Recommendation).

“I Don’t Need A Confirmation Sent”

The confirmations are automatically generated and sent to the address on the registration.

Gatekeeper Rebuttal

I am calling regarding a private matter that (Investor’s Full Name) has a direct interest in. This is a time sensitive matter and this will only take a brief moment of his/her time. Is he/she is available?

ADDITIONAL INFORMATION

If additional information is needed or a question is asked we do not have an answer for.

The information we have is limited to the proxy materials and upcoming (investor term) meeting. We are a third party information agent hired to contact you regarding the upcoming meeting and to offer you the convenience of voting by phone.

Place a shareholder on hold:

Will you hold for a few moments while I locate that information for you?

Trying to force me to Vote w/ Board

(Sir / Ma’am), we are only advising you of the Board’s recommendation as stated in the Proxy Materials mailed to you on (MAIL DATE). You do have the option of voting in any manner.

Asks Your Opinion

I am not authorized to advise you how to vote, but I can tell you that your Board has (Inform of Board’s Recommendation).

If shareholder/stockholder still needs more information.

(Sir / Ma’am), if you would like I can escalate this to a supervisor and we will call you back with the additional information you’ve requested. (BRING TO TEAM LEADERS ATTENTION AFTER CALL. CLEARLY NOTATE QUESTIONS/CONCERNS)

PROXY VOTING CAMPAIGN REBUTTALS	For Internal Distribution Only--Revised 7-21-2023

ESCALATIONS/COMPLAINTS

Why am I receiving so many calls?

We apologize for any inconvenience these calls may have caused. Various attempts are made to contact investors in order to secure their votes by phone. If there is a lack of participation, the meeting might be delayed or adjourned which may create additional solicitation costs. Would you like to record your proxy vote at this time?

“Remove me from your list”
We will remove you from our calling list and apologize for any inconvenience. Have a good (morning, afternoon, evening).

“WHO do you work for?”
I’m with (AST Fund Solutions / EQ Fund Solutions / D.F. King). We are a third party information agent, hired by
(Name of Company) to contact their (investor term) about the upcoming meeting.

Who is your boss?	Who is in charge of your location?	Who is your Company’s Parent Company?
(Name Shift Manager)	Director of Quality: Michael Corprew	Equiniti

HOW DID YOU GET MY PHONE NUMBER?

“Why are you calling my Cell Phone?”
Our records did not indicate that we were reaching you on a cellular phone. We will remove this number from our dialer list. We apologize for any inconvenience. Have a good day.

“How did you get my phone number?”
Using the name and address on the registration, we use a variety of public search engines to find contact information.

THIRD PARTY

If Investor is (Deceased/Incapacitated/Military Tour/No Longer With Company /Away For Extended Period
I apologize. Our records did not indicate that. Is it possible that I speak to someone authorized to vote on behalf of (Mr./Ms./Name of Company)?

Confirm once possible authorized person is on the phone or qualifying question is stated.
Are you stating that you are authorized to vote on behalf of (Mr./Ms./Name of Company)? (Pause for response)

If Yes: May I please have your full name?
If No: Is there possibly someone who may be authorized to vote on behalf of (Mr./Ms./Name of Company)?

Shareholder Hands Off Phone:
Good day, my name is (Agents Full Name). Based on the fact that (Investor’s Full Name) handed you the phone, are you stating you are authorized to vote on their behalf?

“Broker Handles This.”

(Sir / Ma’am), although your (broker / financial advisor) may advise you how to vote, they would not generally vote for you unless specifically instructed to do so. That’s why we are reaching out to you as the owner of this investment to inform you that your vote has not been recorded. I can record your voting instructions right now and ensure that they are represented at the meeting. The Board has (Inform of Board’s Recommendation).

Insists we need to speak to broker:
Are you authorizing your broker to vote on your behalf? IF YES: May I please have his/her contact information so we can reach out to them on your behalf?

MATERIAL REQUEST

Shareholder/stockholder will not vote until the material is received. (Material Request)

E-MAIL: I would be happy to e-mail you the information and if you’d like, you can reply to the e-mail with your voting instructions and we can process your vote accordingly. May I please have your e-mail address? (Pause & record e-mail)

Please allow 24-48 business hours to receive the materials. The e-mail will come from (AST Fund Solutions / EQ Fund Solutions / D.F. King). Please check your spam folder if you don’t see our e-mail in your inbox. Thank you for your time and have a good day/evening.

MAIL: (If shareholder refuses e-mail) We will send the materials to you by mail. Please allow 5 to 7 business days for delivery. Thank you for your time and have a good day/evening.

UNCLEAR VOTING INSTRUCTIONS AFTER SOLICITING VOTE WITH BOARD’S RECOMMENDATION
IN FAVOR

Response of “I would not”, “No”, “I’ll Abstain” (Abstain Vote not clearly indicated)
Are you stating you do not wish to vote at this time?

Response of “Go with that”, “I guess”, “If that’s what they want”, I’ll vote
Are you stating you would like to vote (Inform of Board’s Recommendation).

Response of “I’m not sure
The Board has (Inform of Board’s Recommendation). Would you like for me to review the meeting agenda with you now?
ANY VOTE

Response of “I’ll Abstain”, “I’ll Vote Abstain”
(Proceed to All Accounts Section of Script)

Response of “I would not”, “No”, “I’m Not Sure”

You do have the option of voting “Abstain” which is neither a favorable or against vote. Doing so will ensure that your shares are represented at the meeting helping to avoid adjournments which generally lead to additional expenses for the Fund. Would you like to vote “Abstain”?

ACCOUNT REGISTERED TO BANK/BROKER: (ACCOUNT HAS FBO BUT IS REGISTERED TO BANK/ BROKER ADDRESS.)

I am recording your In Favor/Against/Abstain vote. For confirmation purposes can you please state your full name? Sir/Ma’am, our records indicate your account is registered through (Name of Broker/Institution) is that correct? (Pause) (Proceed If Confirmed)